UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 3, 2010

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2010, PDC Funding Company, LLC, as Seller, and Patterson Companies, Inc. (the “Company”), as Servicer, entered into the Third Amended and Restated Receivables Purchase Agreement (the “Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (the “Bank”), as Agent, and a commercial paper conduit managed by the Bank. PDC Funding Company, LLC is a consolidated, wholly owned subsidiary of the Company.

Under the terms of the Agreement, the Company’s affiliates are able to sell their finance contracts to a commercial paper conduit managed by the Bank. Operating subsidiaries of the Company will transfer finance contracts to PDC Funding Company, LLC, and in turn, PDC Funding Company, LLC will sell the contracts to the commercial paper conduit. The maximum capacity under the Agreement is $300 million. This Agreement amends the receivables purchase agreement and replaces JPMorgan Chase Bank, N.A. as agent.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Receivables Purchase Agreement, which is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Third Amended and Restated Receivables Purchase Agreement, dated December 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 8, 2010	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong

Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Receivables Purchase Agreement, dated December 3, 2010.